UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Blvd, Building 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On March 7, 2007, the Company closed on a $6,349,000 loan with the U.S. Department of Commerce Fisheries Finance Program (“FFP”). This loan was entered into pursuant to the Company’s financing application previously approved by the FFP in December 2005. The Company’s original Approval Letter for that financing application was described in the Company’s Current Report on Form 8-K dated December 6, 2005.

The loan is secured by liens on one Company fishing vessel and a mortgage on certain Company assets at its Abbeville, Louisiana and Moss Point, Mississippi facilities. Borrowings will be used to reimburse the Company for prior expenditures for fishing vessel refurbishments and improvements to the Company’s shore-side marine assets. The loan has a term of 15 years, is amortized on a quarterly basis, and bears interest rate at 6.615% per year. The loan was funded on March 12, 2007.

Copies of the loan documents for the transaction are attached as Exhibits 10.1 through 10.8 to this Form 8-K.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None

(d)	Exhibits.

10.1 *	Approval Letter dated as of December 1, 2005 and executed on December 6, 2005 by Omega Protein, Inc., Omega Protein Corporation and United States Department of Commerce, acting by National Oceanic and Atmospheric Administration, National Marine Fisheries Service (Exhibit 10.1 to the Company’s Form 8-K dated December 6, 2005)

10.2	Deed of Trust dated March 6, 2007 for the benefit of the United States of America.

10.3	Mortgage and Assignment of Leases dated March 7, 2007 in favor of the United States of America.

10.4	Promissory Note to the United States of America dated March 7, 2007

10.5	Security Agreement dated March 7, 2007 in favor of the United States of America.

10.6	Title XI Financial Agreement dated March 7, 2007 with the United States of America.

10.7	Guaranty Agreement dated March 7, 2007 in favor of the United States of America.

10.8	Certification and Indemnification Agreement Regarding Environmental Matters dated March 7, 2007 in favor of the United States of America.

10.9	Preferred Ship Mortgage dated March 7, 2007 in favor of the United States of America.

*	Incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA PROTEIN CORPORATION

Dated: March 12, 2007	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary